EXHIBIT 11



                     BOSTON BIOMEDICA, INC. AND SUBSIDIARIES

                  STATEMENT RE COMPUTATION OF INCOME PER SHARE

                             WEIGHTED AVERAGE SHARES



                                                    QUARTER ENDED SEPT. 30,                      NINE MONTHS ENDED SEPT. 30,
                                             ---------------------------------------      ----------------------------------------
                                                   1996                  1995                     1996                 1995
                                             -----------------     -----------------      -------------------     ----------------

Average Common Stock Outstanding                    2,690,064             2,547,932                2,628,841            2,557,830

Net effect of dilutive Common Stock
   Equivalents-based on treasury stock
   method using average market price                  623,044              -                         623,044                -

Issuance of "Cheap Stock"                             -                      33,295                 -                      33,295

                                             -----------------     -----------------      -------------------     ----------------
                                                    3,313,108             2,581,227                3,251,885            2,591,125
                                             =================     =================      ===================     ================


Net Income                                    $       162,652      $        (19,361)      $          245,521      $       (55,517)

Add: net reduction of interest on debt,
   less 40% taxes                                      10,450               -                         10,450                -
                                             -----------------     -----------------      -------------------     ----------------
Adjusted net income for earnings per
   share calculation                          $       173,102      $        (19,361) $               255,971      $       (55,517)
                                             =================     =================      ===================     ================

Income (loss) per share                                  0.05                 (0.01)                    0.08                (0.02)
                                             =================     =================      ===================     ================





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